CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Money Market Trust


We consent to the use of our report dated October 10, 1997 for Evergreen Treasury Money Market Fund incorporated by reference herein.


                                     /s/ KPMG Peat Marwick LLP

                                     KPMG Peat Marwick LLP



Boston, Massachusetts
January 9, 1998